SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2009, American Greetings Corporation (“American Greetings”) entered into a binding term sheet (the “Term Sheet”) with MoonScoop S.A.S. (“MoonScoop”) providing for the sale to MoonScoop of the Strawberry Shortcake and Care Bears properties (the “Assets”) owned by American Greetings and its affiliates, as well as all rights in those Assets owned by Cookie Jar Entertainment Inc. (“Cookie Jar”) and its affiliates. Under the Term Sheet, MoonScoop will pay US$95.0 million (the “Purchase Price”) at the closing for the Assets and will assume all contracts and related obligations attendant to the Assets. American Greetings and Cookie Jar will be entitled to receive US$76.0 million and US$19.0 million, respectively, as consideration for their rights to the Assets.

The Term Sheet provides that MoonScoop’s acquisition of the Assets is subject to Cookie Jar’s right, pursuant to the binding letter agreement dated July 20, 2008 between American Greetings and Cookie Jar, to match the terms of the transaction set forth in the Term Sheet and acquire the Assets. On March 30, 2009, Cookie Jar delivered a notice to American Greetings that it had elected to acquire the Assets pursuant to its matching right for aggregate consideration payable to American Greetings of US$76.0 million. Cookie Jar must close on the acquisition no later than April 30, 2009, unless American Greetings and Cookie Jar mutually agree on an extension. During the pendency of Cookie Jar’s matching offer, the Term Sheet remains in effect, but MoonScoop’s obligation to close the acquisition is tolled. If Cookie Jar fails to close, the acquisition of the Assets by MoonScoop is expected to close no later than June 7, 2009. If Cookie Jar acquires the Assets, MoonScoop will be entitled to a US$2.85 million break-up fee.

Both Cookie Jar and MoonScoop’s obligations are subject to (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the acquiring party obtaining financing (including debt, equity or a combination of both) on terms that are commercially reasonable and reasonably acceptable to the acquirer and (iii) satisfaction or waiver of other customary closing conditions.

In connection with the acquisition of the Assets, both MoonScoop and Cookie Jar have agreed to grant American Greetings ten-year exclusive licensing agreements for the Assets for certain categories of social expression products that are developed, manufactured and sold in connection with American Greetings’ core social expressions business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Stephen J. Smith
Stephen J. Smith
Senior Vice President and Chief Financial Officer

Date: March 30, 2009